Exhibit T3A.10

Sec. 183.0202 Wis. Stats.

State of Wisconsin

Department of Financial Institutions

ARTICLES OF ORGANIZATION - LIMITED LIABILITY COMPANY

Executed by the undersigned for the purpose of forming a Wisconsin Limited Liability Company under Chapter 183 of the Wisconsin Statutes:

Article 1.	Name of the limited liability company:

CBL Brookfield Sears & Street Shops HoldCo, LLC

Article 2.	The limited liability company is organized under Ch. 183 of the Wisconsin Statutes.

Article 3.	Name of the initial registered agent:

CORPORATION SERVICE COMPANY

Article 4.	Street address of the initial registered office:

8040 Excelsior Drive

Suite 400

Madison, WI 53717

United States of America

Article 5.	Management of the limited liability company shall be vested in: A member or members

Article 6.	Name and complete address of each organizer:

Jeffery V. Curry

2030 Hamilton Place Blvd.,

CBL Center, Suite 500

Chattanooga, TN 37421

United States of America

Other Information.	This document was drafted by:

Jeffery V. Curry

Organizer Signature:

Jeffery V. Curry

Date & Time of Receipt:

8/25/2021 5:46:51 PM

Other Number:

202108255798644

ARTICLES OF ORGANIZATION - Limited Liability Company(Ch. 183)

Filing Fee: $130.00 Expedite Fee: $25.00 Total Fee: $155.00

ENDORSEMENT

State of Wisconsin

Department of Financial Institutions

EFFECTIVE DATE

8/25/2021

FILED	Entity TD Number
8/25/2021	C114829